EX-99.e.1.ii

AMENDMENT NO. 2 TO
SCHEDULE I
TO THE AMENDED AND RESTATED DISTRIBUTION AGREEMENT

AS OF JUNE 29, 2017

This Schedule to the Amended and Restated Distribution Agreement between Delaware Group Global & International Funds and Delaware Distributors, L.P. entered into as of May 15, 2003, amended and restated on January 4, 2010, and further amended and restated on February 25, 2016 (the “Agreement”) lists the Series and Classes for which Delaware Distributors, L.P. provides distribution services pursuant to this Agreement, along with the 12b-1 Plan rates, if applicable, for each class and the date on which the Agreement became effective for each Class.

		Total 12b-l Plan
		Fee Rate (per
		annum of the	Portion designated as
		Series’ average	Service Fee Rate (per
		daily net assets	annum of the Series’
		represented by	average daily net
		shares of the	assets represented by
Series Name	Class Names	Class)	shares of the Class)	Effective Date
Delaware Asia Select Fund	Class A	.25%		December 1, 2015
(formerly, Delaware Macquarie
Asia Select Fund)
	Class C	1.00%	.25%	December 1, 2015
	Institutional Class	N/A		December 1, 2015

Delaware Emerging	Class A	0.25%		April 19, 2001
Markets Fund
	Class C	1.00%	.25%	April 19, 2001
	Class R	.50%		May 15, 2003
	Class R6	N/A		February 25, 2016
	Institutional Class	N/A		April 19, 2001

Delaware International Small	Class A	.25%		December 29, 2008
Cap Fund (formerly, Delaware
Focus Global Growth Fund)
	Class C	1.00%	.25%	December 29, 2008
	Class R	.50%		December 29, 2008
	Class R6	N/A		June 29, 2017
	Institutional Class	N/A		December 29, 2008

Delaware Global Value	Class A	0.25%		April 19, 2001
Fund
	Class C	1.00%	.25%	April 19, 2001
	Class R	.50%		May 15, 2003
	Institutional Class	N/A		April 19, 2001

Delaware International Value	Class A	.25%		April 19, 2001
Equity Fund
	Class C	1.00%	.25%	April 19, 2001
	Class R	.50%		May 15, 2003
	Institutional Class	N/A		April 19, 2001

DELAWARE DISTRIBUTORS, L.P.
DELAWARE DISTRIBUTORS, INC., General Partner

By:	/s/ Brett D. Wright
Name:	Brett D. Wright
Title:	President

DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS
on behalf of the Series listed on Schedule I

By:	/s/ Shawn K. Lytle
Name:	Shawn K. Lytle
Title:	President and Chief Executive Officer